Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference into this Amendment to Registration Statement on Form S-1 on Form S-3 (File No. 333-232708) and related Prospectus of our report dated March 12, 2019, relating to the consolidated financial statements of Nephros, Inc. and Subsidiaries (the “Company”), as of and for the years ended December 31, 2018 and 2017, appearing in the Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement and related Prospectus.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

October 9, 2019